Exhibit 99.6

DETACH HERE	ZANI62

ANALYSTS INTERNATIONAL CORPORATION

PROXY FOR 2005 SPECIAL MEETING OF SHAREHOLDERS

This proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints M.J. LaVelle and C. M. Davenport or either one of them with full power of substitution, as proxy or proxies, to vote all Common Shares of Analysts International Corporation of the undersigned at the Special Meeting of Shareholders on September 2, 2005 and at all adjournments thereof, on the matters on the reverse side.

This Proxy will be voted as specified on the reverse side. If no specification is made, the Proxy will be voted in favor of the matters on the reverse side.

PLEASE COMPLETE SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Please sign your name exactly as it appears hereon. In the case of stock held in joint tenancy, all joint tenants must sign. Fiduciaries should indicate title and authority.

ANALYSTS INTERNATIONAL CORPORATION

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/anly	OR	Vote by Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

☒		DETACH HERE	ZANI61

	Please mark		#ANI
votes as in
this example.

1.

A proposal to approve an Agreement and Plan of Merger, dated as of April 12, 2005, by and among Computer Horizons Corp., JV Merger Corp., a Minnesota corporation and a wholly-owned subsidiary of CHC, and Analysts International Corporation and the merger contemplated thereby.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

A proposal to approve any motion to adjourn or postpone the special meeting to another time and place, if necessary, to permit the further solicitation of proxies to establish a quorum or to obtain additional votes in favor of proposal 1.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please be sure to sign and date this Proxy.

Signature:	Date:	Signature:	Date: